CERTIFICATIONS

I, Daniel A. Morris, President of Manor Investment Funds, Inc., certify that:

1.    I have reviewed this report on Form N-Q of Manor Investment Funds, Inc.;

2.    Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.    Based on my knowledge, the schedule of investments included in this Report fairly present in all material respects the investments of Manor Investment Funds as of the end of the fiscal quarter for which the report is filed.

4.    I am responsible for establishing and maintaining disclosure controls and procedures (as defined in rule 30a-2(c) under the Investment Company Act) and internal control over financial reporting  (as defined in rule 30a-3(d) under the Investment Company Act) for Manor Investment Funds, Inc., and have:

 (a)   Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under my supervision, to ensure that material information relating to Manor Investment Funds, is made known to me by others within this entity, particularly during the period in which this report is being prepared;

(b)   [Omit]

(c)   Evaluated the effectiveness of the Manor Investment Fund's disclosure controls and procedures and presented in this report my conclusions about the effectiveness of the disclosure controls and procedures, as of a date within 90 days prior to the filing date of this report, based on such  evaluation; and

(d)   [Omit]

5.    I have disclosed to Manor Investment Fund's auditors and the audit committee of Manor Investment Fund's board of directors:

(a)   All significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect Manor Investment Fund's ability to record, process, summarize, and report financial information; and

(b)   Any fraud, whether or not material, that involves management or other employees who have a significant role in Manor Investment Fund's internal control over financial reporting.

Manor Investment Funds, Inc.

/S/ Daniel A. Morris

________________________________

Daniel A. Morris, President

Mr. Morris acts as Manor Investment Fund's Principal Executive Officer and

Principal Financial Officer

May 27, 2008

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934 and the Investment Company Act of 1940, the registrant has duly caused this report to be signed on its behalf by the under-signed, thereunto duly authorized.

/s/ Daniel A. Morris

--------------------

Daniel A. Morris

President

May 27, 2008

        Pursuant to the requirements of the Securities Exchange Act of 1934 and the Investment Company Act of 1940, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

/s/ Daniel A. Morris

--------------------

Daniel A. Morris

President

May 27, 2008